Exhibit 99.1
Caterpillar Inc.
4Q 2022 Earnings Release

January 31, 2023

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2022 Results

●	Fourth-quarter 2022 sales and revenues up 20%; full-year sales and revenues up 17%
●	Fourth-quarter 2022 profit per share of $2.79; adjusted profit per share of $3.86
●	Fourth-quarter 2022 included an unfavorable ME&T foreign currency impact of $0.41 per share in other income (expense), which negatively impacted profit per share and adjusted profit per share
●	Full-year profit per share of $12.64; adjusted profit per share of $13.84
●	Strong operating cash flow of $7.8 billion; ended the year with $7.0 billion of enterprise cash
●	Returned $6.7 billion to shareholders through share repurchases and dividends in 2022

	Fourth Quarter		Full Year
($ in billions except profit per share)	2022	2021	2022	2021
Sales and Revenues	$16.6	$13.8	$59.4	$51.0
Profit Per Share	$2.79	$3.91	$12.64	$11.83
Adjusted Profit Per Share	$3.86	$2.69	$13.84	$10.81
IRVING, Texas – Caterpillar Inc. (NYSE: CAT) today announced fourth-quarter and full-year results for 2022.
Sales and revenues for the fourth quarter of 2022 were $16.6 billion, a 20% increase compared with $13.8 billion in the fourth quarter of 2021. Fourth-quarter 2022 profit per share was $2.79, compared with $3.91 profit per share in the fourth quarter of 2021. Adjusted profit per share in the fourth quarter of 2022 was $3.86, compared with fourth-quarter 2021 adjusted profit per share of $2.69. Profit per share in the fourth quarter of 2022 included an unfavorable ME&T foreign currency impact in other income (expense) of $0.41 per share mostly related to balance sheet translation, compared with a favorable impact of $0.01 per share in the fourth quarter of 2021.
Full-year sales and revenues in 2022 were $59.4 billion, up 17% compared with $51.0 billion in 2021. The increase reflected favorable price realization and higher sales volume, driven by the impact from changes in dealer inventories, increased services and higher sales of equipment to end users. Dealers increased their inventories $2.4 billion in 2022, while remaining about flat in 2021. Full-year profit was $12.64 per share in 2022, compared with profit of $11.83 per share in 2021. Adjusted profit per share in 2022 was $13.84, compared with adjusted profit per share of $10.81 in 2021.
“Our global team delivered one of the best years in our nearly 100-year history, including record full-year adjusted profit per share,” said Caterpillar Chairman and CEO, Jim Umpleby. “Despite supply chain challenges, the team achieved double-digit top-line growth and generated strong ME&T free cash flow. We remain committed to serving our customers, executing our strategy and investing for long-term profitable growth.”
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In 2022, adjusted profit per share excluded a goodwill impairment charge and restructuring costs related to the Rail division, mark-to-market gains for remeasurement of pension and other postemployment benefit (OPEB) plans and other restructuring costs. In 2021, adjusted profit per share excluded mark-to-market gains for remeasurement of pension and OPEB plans and restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 14.
For the full year of 2022, enterprise operating cash flow was $7.8 billion. During the year, the company repurchased $4.2 billion of Caterpillar common stock and paid dividends of $2.4 billion. Liquidity remained strong with an enterprise cash balance of $7.0 billion at the end of 2022.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2021 (at left) and the fourth quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the fourth quarter of 2022 were $16.597 billion, an increase of $2.799 billion, or 20%, compared with $13.798 billion in the fourth quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts primarily related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealers increased inventories by $700 million during the fourth quarter of 2022, compared to remaining about flat during the fourth quarter of 2021.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2021	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2022	$ Change	% Change

Construction Industries	$5,736	$508	$896	$(279)	$(16)	$6,845	$1,109	19%
Resource Industries	2,719	367	404	(68)	14	3,436	717	26%
Energy & Transportation	5,728	658	432	(173)	178	6,823	1,095	19%
All Other Segment	134	(5)	3	(3)	(18)	111	(23)	(17%)
Corporate Items and Eliminations	(1,220)	34	—	—	(158)	(1,344)	(124)
Machinery, Energy & Transportation	13,097	1,562	1,735	(523)	—	15,871	2,774	21%

Financial Products Segment	776	—	—	—	77	853	77	10%
Corporate Items and Eliminations	(75)	—	—	—	(52)	(127)	(52)
Financial Products Revenues	701	—	—	—	25	726	25	4%

Consolidated Sales and Revenues	$13,798	$1,562	$1,735	$(523)	$25	$16,597	$2,799	20%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2022
Construction Industries	$3,535	34%	$782	39%	$1,373	10%	$1,124	(10%)	$6,814	20%	$31	(34%)	$6,845	19%
Resource Industries	1,364	59%	503	21%	596	12%	883	5%	3,346	27%	90	18%	3,436	26%
Energy & Transportation	2,538	33%	624	57%	1,553	5%	953	(1%)	5,668	19%	1,155	18%	6,823	19%
All Other Segment	12	(14%)	2	100%	(80)	(1,100%)	99	560%	33	(13%)	78	(19%)	111	(17%)
Corporate Items and Eliminations	14		—		(3)		(1)		10		(1,354)		(1,344)
Machinery, Energy & Transportation	7,463	38%	1,911	39%	3,439	5%	3,058	—%	15,871	21%	—	—%	15,871	21%

Financial Products Segment	548	11%	98	40%	103	2%	104	(7%)	853	10%	—	—%	853	10%
Corporate Items and Eliminations	(73)		(20)		(16)		(18)		(127)		—		(127)
Financial Products Revenues	475	4%	78	42%	87	(5%)	86	(12%)	726	4%	—	—%	726	4%

Consolidated Sales and Revenues	$7,938	36%	$1,989	39%	$3,526	5%	$3,144	—%	$16,597	20%	$—	—%	$16,597	20%

Fourth Quarter 2021
Construction Industries	$2,635		$563		$1,246		$1,245		$5,689		$47		$5,736
Resource Industries	857		415		532		839		2,643		76		2,719
Energy & Transportation	1,913		398		1,475		965		4,751		977		5,728
All Other Segment	14		1		8		15		38		96		134
Corporate Items and Eliminations	(17)		—		—		(7)		(24)		(1,196)		(1,220)
Machinery, Energy & Transportation	5,402		1,377		3,261		3,057		13,097		—		13,097

Financial Products Segment	493		70		101		112		776		—		776
Corporate Items and Eliminations	(37)		(15)		(9)		(14)		(75)		—		(75)
Financial Products Revenues	456		55		92		98		701		—		701

Consolidated Sales and Revenues	$5,858		$1,432		$3,353		$3,155		$13,798		$—		$13,798

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2021 (at left) and the fourth quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the fourth quarter of 2022 was $1.680 billion, an increase of $69 million, or 4%, compared with $1.611 billion in the fourth quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume, mostly offset by a goodwill impairment charge, higher manufacturing costs and restructuring expenses.
Unfavorable manufacturing costs largely reflected higher material costs, unfavorable cost absorption and increased period manufacturing costs. Cost absorption was unfavorable as inventory decreased during the fourth quarter of 2022, compared with an increase during the fourth quarter of 2021.
In the fourth quarter of 2022, the company took a goodwill impairment charge of $925 million and restructuring costs of $180 million related to the Rail division, both primarily non-cash items. The goodwill impairment charge is related to a lower outlook for the company’s locomotive offerings. The restructuring costs were primarily related to write-downs in the value of inventory.
Operating profit margin was 10.1% for the fourth quarter of 2022, compared with 11.7% for the fourth quarter of 2021. Adjusted operating profit margin was 17.0% for the fourth quarter of 2022, compared with 11.4% for the fourth quarter of 2021. Operating profit margin was 13.3% for 2022, compared with 13.5% for 2021. Adjusted operating profit margin was 15.4% for 2022, compared with 13.7% for 2021.
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Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2022	Fourth Quarter 2021	$ Change	% Change
Construction Industries	$1,488	$795	$693	87%
Resource Industries	605	288	317	110%
Energy & Transportation	1,177	685	492	72%
All Other Segment	(53)	(12)	(41)	(342%)
Corporate Items and Eliminations	(1,588)	(281)	(1,307)
Machinery, Energy & Transportation	1,629	1,475	154	10%

Financial Products Segment	189	248	(59)	(24%)
Corporate Items and Eliminations	(4)	(37)	33
Financial Products	185	211	(26)	(12%)

Consolidating Adjustments	(134)	(75)	(59)

Consolidated Operating Profit	$1,680	$1,611	$69	4%

Other Profit/Loss and Tax Items
•Other income (expense) in the fourth quarter of 2022 was income of $536 million, compared with income of $1.063 billion in the fourth quarter of 2021. The change was primarily driven by unfavorable impacts from foreign currency exchange and lower mark-to-market gains for remeasurement of pension and OPEB plans (see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 14).
The unfavorable impact of foreign exchange resulted in a loss of $276 million for ME&T in the fourth quarter of 2022, compared with a favorable impact of an $8 million gain in the fourth quarter of 2021. These losses were primarily driven by the weakening of the U.S. dollar against the euro, Chinese yuan and Japanese yen.
•The provision for income taxes for the fourth quarters of 2022 and 2021 reflected a global annual effective tax rate of approximately 23%, excluding the discrete items discussed below.
The provision for income taxes in fourth quarter of 2022 also included a $13 million charge for the change from the third-quarter estimated annual tax rate, compared to a $118 million benefit in the fourth quarter of 2021. The company recorded a tax charge of $124 million related to $606 million of pension and OPEB mark-to-market gains in the fourth quarter of 2022, compared to a tax charge of $190 million related to $833 million of mark-to-market gains in the fourth quarter of 2021. In addition, the company recorded a tax benefit of $36 million in the fourth quarter of 2022 related to the goodwill impairment charge of $925 million. Finally, the company recorded a tax benefit of $15 million in the fourth quarter of 2022 for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense and a $40 million tax benefit in the fourth quarter of 2021 primarily related to recognition of U.S. capital losses.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2022	$ Change	% Change
Total Sales	$5,736	$508	$896		$(279)	$(16)	$6,845	$1,109	19%

Sales by Geographic Region
	Fourth Quarter 2022	Fourth Quarter 2021	$ Change		% Change
North America	$3,535	$2,635	$900		34%
Latin America	782	563	219		39%
EAME	1,373	1,246	127		10%
Asia/Pacific	1,124	1,245	(121)		(10%)
External Sales	6,814	5,689	1,125		20%
Inter-segment	31	47	(16)		(34%)
Total Sales	$6,845	$5,736	$1,109		19%

Segment Profit
	Fourth Quarter 2022	Fourth Quarter 2021	Change		% Change
Segment Profit	$1,488	$795	$693		87%
Segment Profit Margin	21.7%	13.9%	7.8	pts

Construction Industries’ total sales were $6.845 billion in the fourth quarter of 2022, an increase of $1.109 billion, or 19%, compared with $5.736 billion in the fourth quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts related to the euro, Japanese yen and Australian dollar. The increase in sales volume was driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealer inventory increased during the fourth quarter of 2022, compared with a decrease during the fourth quarter of 2021.
▪In North America, sales increased due to favorable price realization and higher sales volume. Higher sales volume was driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealer inventory increased during the fourth quarter of 2022, compared with a decrease during the fourth quarter of 2021.
▪Sales increased in Latin America primarily due to favorable price realization and higher sales volume. Higher sales volume was driven by the impact from changes in dealer inventories. Dealer inventory increased more during the fourth quarter of 2022 than during the fourth quarter of 2021.
▪In EAME, sales increased due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts related to the euro and British pound. Higher sales volume was primarily due to the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2021 than during the fourth quarter of 2022.
▪Sales decreased in Asia/Pacific primarily due to unfavorable currency impacts, related to the Japanese yen and Australian dollar, as well as lower sales volume, partially offset by favorable price realization. Decreased sales volume was driven by the impact from changes in dealer inventories. Dealer inventory decreased during the fourth quarter of 2022, compared with an increase during the fourth quarter of 2021.

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Construction Industries’ profit was $1.488 billion in the fourth quarter of 2022, an increase of $693 million, or 87%, compared with $795 million in the fourth quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs. Unfavorable manufacturing costs were primarily driven by higher material costs, unfavorable cost absorption and increased freight. Cost absorption was unfavorable as inventory decreased during the fourth quarter of 2022, compared with an increase during the fourth quarter of 2021.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2022	$ Change	% Change
Total Sales	$2,719	$367	$404		$(68)	$14	$3,436	$717	26%

Sales by Geographic Region
	Fourth Quarter 2022	Fourth Quarter 2021	$ Change		% Change
North America	$1,364	$857	$507		59%
Latin America	503	415	88		21%
EAME	596	532	64		12%
Asia/Pacific	883	839	44		5%
External Sales	3,346	2,643	703		27%
Inter-segment	90	76	14		18%
Total Sales	$3,436	$2,719	$717		26%

Segment Profit
	Fourth Quarter 2022	Fourth Quarter 2021	Change		% Change
Segment Profit	$605	$288	$317		110%
Segment Profit Margin	17.6%	10.6%	7.0	pts

Resource Industries’ total sales were $3.436 billion in the fourth quarter of 2022, an increase of $717 million, or 26%, compared with $2.719 billion in the fourth quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume. The increase in sales volume was driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealer inventory increased more during the fourth quarter of 2022 than during the fourth quarter of 2021. Higher sales of equipment to end users was driven by heavy construction and quarry and aggregates.
Resource Industries’ profit was $605 million in the fourth quarter of 2022, an increase of $317 million, or 110%, compared with $288 million in the fourth quarter of 2021. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs. Unfavorable manufacturing costs were primarily driven by higher material costs, increased freight and higher period manufacturing costs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Fourth Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2022	$ Change	% Change
Total Sales	$5,728	$658	$432		$(173)	$178	$6,823	$1,095	19%

Sales by Application
	Fourth Quarter 2022	Fourth Quarter 2021	$ Change		% Change
Oil and Gas	$1,827	$1,320	$507		38%
Power Generation	1,422	1,267	155		12%
Industrial	1,131	952	179		19%
Transportation	1,288	1,212	76		6%
External Sales	5,668	4,751	917		19%
Inter-segment	1,155	977	178		18%
Total Sales	$6,823	$5,728	$1,095		19%

Segment Profit
	Fourth Quarter 2022	Fourth Quarter 2021	Change		% Change
Segment Profit	$1,177	$685	$492		72%
Segment Profit Margin	17.3%	12.0%	5.3	pts

Energy & Transportation’s total sales were $6.823 billion in the fourth quarter of 2022, an increase of $1.095 billion, or 19%, compared with $5.728 billion in the fourth quarter of 2021. Sales increased across all applications and inter-segment sales. The increase in sales was primarily due to higher sales volume and favorable price realization, partially offset by unfavorable currency impacts related to the euro and British pound.
▪Oil and Gas – Sales increased for turbines and turbine-related services, reciprocating engines and aftermarket parts.
▪Power Generation – Sales increased in large reciprocating engines, primarily data center applications, and small reciprocating engines. Turbines and turbine-related services increased as well.
▪Industrial – Sales were up due to higher demand across all regions.
▪Transportation – Sales increased in marine applications, reciprocating engine aftermarket parts and rail services; these increases were partially offset by lower deliveries of locomotives.
Energy & Transportation’s profit was $1.177 billion in the fourth quarter of 2022, an increase of $492 million, or 72%, compared with $685 million in the fourth quarter of 2021. The increase was primarily due to higher sales volume and favorable price realization, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs were mainly driven by higher material costs and increased period manufacturing costs. SG&A/R&D expenses increased primarily due to investments aligned with strategic initiatives.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2022	Fourth Quarter 2021	$ Change	% Change
North America	$548	$493	$55	11%
Latin America	98	70	28	40%
EAME	103	101	2	2%
Asia/Pacific	104	112	(8)	(7%)
Total Revenues	$853	$776	$77	10%

Segment Profit
	Fourth Quarter 2022	Fourth Quarter 2021	Change	% Change
Segment Profit	$189	$248	$(59)	(24%)

Financial Products’ segment revenues were $853 million in the fourth quarter of 2022, an increase of $77 million, or 10%, compared with $776 million in the fourth quarter of 2021. The increase was primarily due to higher average financing rates across all regions.
Financial Products’ segment profit was $189 million in the fourth quarter of 2022, a decrease of $59 million, or 24%, compared with $248 million in the fourth quarter of 2021. The decrease was mainly due to a higher provision for credit losses at Cat Financial and an unfavorable impact from equity securities in Insurance Services.
At the end of 2022, past dues at Cat Financial were 1.89%, compared with 1.95% at the end of 2021. Write-offs, net of recoveries, were $46 million for 2022, compared with $205 million for 2021. As of December 31, 2022, Cat Financial's allowance for credit losses totaled $346 million, or 1.29% of finance receivables, compared with $337 million, or 1.22% of finance receivables, at December 31, 2021.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $1.592 billion in the fourth quarter of 2022, an increase of $1.274 billion from the fourth quarter of 2021, primarily driven by a goodwill impairment charge, higher restructuring costs and increased expenses due to timing differences.
In the fourth quarter of 2022, the company took a goodwill impairment charge of $925 million and restructuring costs of $180 million related to the Rail division, both primarily non-cash items. The goodwill impairment charge is related to a lower outlook for the company’s locomotive offerings. The restructuring costs were primarily related to write-downs in the value of inventory.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, January 31, 2023.
iii.Information on non-GAAP financial measures is included in the appendix on page 14.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, January 31, 2023, to discuss its 2022 fourth-quarter and full-year results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2022 sales and revenues of $59.4 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of three significant items in order for the company’s results to be meaningful to readers. These items consist of (i) goodwill impairment, (ii) restructuring income/costs and (iii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended December 31, 2022 - U.S. GAAP	$1,680	10.1%	$2,099	$644	30.7%	$1,454	$2.79
Goodwill impairment	925	5.6%	925	36	3.9%	889	1.71
Restructuring (income) costs	209	1.3%	209	59	28.2%	150	0.29
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	(124)	20.5%	(482)	(0.93)
Three Months Ended December 31, 2022 - Adjusted	$2,814	17.0%	$2,627	$615	23.4%	$2,011	$3.86

Three Months Ended December 31, 2021 - U.S. GAAP	$1,611	11.7%	$2,562	$429	16.7%	$2,120	$3.91
Restructuring (income) costs	(34)	(0.2)%	(34)	(15)	44.1%	(19)	(0.03)
Pension/OPEB mark-to-market (gains) losses	—	—%	(833)	(190)	22.8%	(643)	(1.19)
Three Months Ended December 31, 2021 - Adjusted	$1,577	11.4%	$1,695	$224	13.2%	$1,458	$2.69

Twelve Months Ended December 31, 2022 - U.S. GAAP	$7,904	13.3%	$8,752	$2,067	23.6%	$6,705	$12.64
Goodwill impairment	925	1.6%	925	36	3.9%	889	1.68
Restructuring (income) costs	299	0.5%	299	72	24.0%	227	0.43
Pension/OPEB mark-to-market (gains) losses	—	—%	(606)	$(124)	20.5%	(482)	(0.91)
Twelve Months Ended December 31, 2022 - Adjusted	$9,128	15.4%	$9,370	$2,051	21.9%	$7,339	$13.84

Twelve Months Ended December 31, 2021 - U.S. GAAP	$6,878	13.5%	$8,204	$1,742	21.2%	$6,489	$11.83
Restructuring (income) costs	90	0.2%	90	4	4.4%	86	0.15
Pension/OPEB mark-to-market (gains) losses	—	—%	(833)	(190)	22.8%	(643)	(1.17)
Twelve Months Ended December 31, 2021 - Adjusted	$6,968	13.7%	$7,461	$1,556	20.9%	$5,932	$10.81
Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
(more)

Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,871	$13,097	$56,574	$48,188
Revenues of Financial Products	726	701	2,853	2,783
Total sales and revenues	16,597	13,798	59,427	50,971

Operating costs:
Cost of goods sold	11,614	10,003	41,350	35,513
Selling, general and administrative expenses	1,479	1,422	5,651	5,365
Research and development expenses	401	439	1,814	1,686
Interest expense of Financial Products	188	103	565	455
Goodwill impairment charge	925	—	925	—
Other operating (income) expenses	310	220	1,218	1,074
Total operating costs	14,917	12,187	51,523	44,093

Operating profit	1,680	1,611	7,904	6,878

Interest expense excluding Financial Products	117	112	443	488
Other income (expense)	536	1,063	1,291	1,814

Consolidated profit before taxes	2,099	2,562	8,752	8,204

Provision (benefit) for income taxes	644	429	2,067	1,742
Profit of consolidated companies	1,455	2,133	6,685	6,462

Equity in profit (loss) of unconsolidated affiliated companies	(1)	(13)	19	31

Profit of consolidated and affiliated companies	1,454	2,120	6,704	6,493

Less: Profit (loss) attributable to noncontrolling interests	—	—	(1)	4

Profit [1]	$1,454	$2,120	$6,705	$6,489

Profit per common share	$2.81	$3.94	$12.72	$11.93
Profit per common share — diluted [2]	$2.79	$3.91	$12.64	$11.83

Weighted-average common shares outstanding (millions)
– Basic	517.4	538.7	526.9	544.0
– Diluted [2]	520.9	542.6	530.4	548.5

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$7,004	$9,254
Receivables – trade and other	8,856	8,477
Receivables – finance	9,013	8,898
Prepaid expenses and other current assets	2,642	2,788
Inventories	16,270	14,038
Total current assets	43,785	43,455

Property, plant and equipment – net	12,028	12,090
Long-term receivables – trade and other	1,265	1,204
Long-term receivables – finance	12,013	12,707
Noncurrent deferred and refundable income taxes	2,213	1,840
Intangible assets	758	1,042
Goodwill	5,288	6,324
Other assets	4,593	4,131
Total assets	$81,943	$82,793

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$3	$9
-- Financial Products	5,954	5,395
Accounts payable	8,689	8,154
Accrued expenses	4,080	3,757
Accrued wages, salaries and employee benefits	2,313	2,242
Customer advances	1,860	1,087
Dividends payable	620	595
Other current liabilities	2,690	2,256
Long-term debt due within one year:
-- Machinery, Energy & Transportation	120	45
-- Financial Products	5,202	6,307
Total current liabilities	31,531	29,847

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,498	9,746
-- Financial Products	16,216	16,287
Liability for postemployment benefits	4,203	5,592
Other liabilities	4,604	4,805
Total liabilities	66,052	66,277

Shareholders’ equity
Common stock	6,560	6,398
Treasury stock	(31,748)	(27,643)
Profit employed in the business	43,514	39,282
Accumulated other comprehensive income (loss)	(2,457)	(1,553)
Noncontrolling interests	22	32
Total shareholders’ equity	15,891	16,516
Total liabilities and shareholders’ equity	$81,943	$82,793

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2022	2021
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,704	$6,493
Adjustments for non-cash items:
Depreciation and amortization	2,219	2,352
Actuarial (gain) loss on pension and postretirement benefits	(606)	(833)
Provision (benefit) for deferred income taxes	(377)	(383)
Goodwill impairment charge	925	—
Other	701	216
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(220)	(1,259)
Inventories	(2,589)	(2,586)
Accounts payable	798	2,041
Accrued expenses	317	196
Accrued wages, salaries and employee benefits	90	1,107
Customer advances	768	34
Other assets – net	(210)	(97)
Other liabilities – net	(754)	(83)
Net cash provided by (used for) operating activities	7,766	7,198
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,296)	(1,093)
Expenditures for equipment leased to others	(1,303)	(1,379)
Proceeds from disposals of leased assets and property, plant and equipment	830	1,265
Additions to finance receivables	(13,239)	(13,002)
Collections of finance receivables	13,177	12,430
Proceeds from sale of finance receivables	57	51
Investments and acquisitions (net of cash acquired)	(88)	(490)
Proceeds from sale of businesses and investments (net of cash sold)	1	36
Proceeds from sale of securities	2,383	785
Investments in securities	(3,077)	(1,766)
Other – net	14	79
Net cash provided by (used for) investing activities	(2,541)	(3,084)
Cash flow from financing activities:
Dividends paid	(2,440)	(2,332)
Common stock issued, including treasury shares reissued	51	135
Common shares repurchased	(4,230)	(2,668)
Proceeds from debt issued (original maturities greater than three months)	6,674	6,989
Payments on debt (original maturities greater than three months)	(7,728)	(9,796)
Short-term borrowings – net (original maturities three months or less)	402	3,488
Other – net	(10)	(4)
Net cash provided by (used for) financing activities	(7,281)	(4,188)
Effect of exchange rate changes on cash	(194)	(29)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,250)	(103)
Cash, cash equivalents and restricted cash at beginning of period	9,263	9,366
Cash, cash equivalents and restricted cash at end of period	$7,013	$9,263

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,871	$15,871	$—	$—
Revenues of Financial Products	726	—	883	(157)	1
Total sales and revenues	16,597	15,871	883	(157)

Operating costs:
Cost of goods sold	11,614	11,615	—	(1)	2
Selling, general and administrative expenses	1,479	1,285	197	(3)	2
Research and development expenses	401	401	—	—
Interest expense of Financial Products	188	—	188	—
Goodwill impairment charge	925	925	—	—
Other operating (income) expenses	310	16	313	(19)	2
Total operating costs	14,917	14,242	698	(23)

Operating profit	1,680	1,629	185	(134)

Interest expense excluding Financial Products	117	117	—	—
Other income (expense)	536	877	—	(341)	3

Consolidated profit before taxes	2,099	2,389	185	(475)

Provision (benefit) for income taxes	644	608	36	—
Profit of consolidated companies	1,455	1,781	149	(475)

Equity in profit (loss) of unconsolidated affiliated companies	(1)	—	—	(1)	4

Profit of consolidated and affiliated companies	1,454	1,781	149	(476)

Less: Profit (loss) attributable to noncontrolling interests	—	—	1	(1)	5

Profit [6]	$1,454	$1,781	$148	$(475)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,097	$13,097	$—	$—
Revenues of Financial Products	701	—	801	(100)	1
Total sales and revenues	13,798	13,097	801	(100)

Operating costs:
Cost of goods sold	10,003	10,006	—	(3)	2
Selling, general and administrative expenses	1,422	1,253	171	(2)	2
Research and development expenses	439	439	—	—
Interest expense of Financial Products	103	—	103	—
Other operating (income) expenses	220	(76)	316	(20)	2
Total operating costs	12,187	11,622	590	(25)

Operating profit	1,611	1,475	211	(75)

Interest expense excluding Financial Products	112	112	—	—
Other income (expense)	1,063	1,457	31	(425)	3

Consolidated profit before taxes	2,562	2,820	242	(500)

Provision (benefit) for income taxes	429	359	70	—
Profit of consolidated companies	2,133	2,461	172	(500)

Equity in profit (loss) of unconsolidated affiliated companies	(13)	(10)	—	(3)	4

Profit of consolidated and affiliated companies	2,120	2,451	172	(503)

Less: Profit (loss) attributable to noncontrolling interests	—	—	3	(3)	5

Profit [6]	$2,120	$2,451	$169	$(500)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$56,574	$56,574	$—	$—
Revenues of Financial Products	2,853	—	3,376	(523)	1
Total sales and revenues	59,427	56,574	3,376	(523)

Operating costs:
Cost of goods sold	41,350	41,356	—	(6)	2
Selling, general and administrative expenses	5,651	4,999	672	(20)	2
Research and development expenses	1,814	1,814	—	—
Interest expense of Financial Products	565	—	565	—
Goodwill impairment charge	925	925	—	—
Other operating (income) expenses	1,218	47	1,249	(78)	2
Total operating costs	51,523	49,141	2,486	(104)

Operating profit	7,904	7,433	890	(419)

Interest expense excluding Financial Products	443	444	—	(1)	3
Other income (expense)	1,291	1,374	(26)	(57)	4

Consolidated profit before taxes	8,752	8,363	864	(475)

Provision (benefit) for income taxes	2,067	1,858	209	—
Profit of consolidated companies	6,685	6,505	655	(475)

Equity in profit (loss) of unconsolidated affiliated companies	19	26	—	(7)	5

Profit of consolidated and affiliated companies	6,704	6,531	655	(482)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	7	(7)	6

Profit [7]	$6,705	$6,532	$648	$(475)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$48,188	$48,188	$—	$—
Revenues of Financial Products	2,783	—	3,172	(389)	1
Total sales and revenues	50,971	48,188	3,172	(389)

Operating costs:
Cost of goods sold	35,513	35,521	—	(8)	2
Selling, general and administrative expenses	5,365	4,724	654	(13)	2
Research and development expenses	1,686	1,686	—	—
Interest expense of Financial Products	455	—	455	—
Other operating (income) expenses	1,074	(106)	1,247	(67)	2
Total operating costs	44,093	41,825	2,356	(88)

Operating profit	6,878	6,363	816	(301)

Interest expense excluding Financial Products	488	488	—	—
Other income (expense)	1,814	2,276	87	(549)	3

Consolidated profit before taxes	8,204	8,151	903	(850)

Provision (benefit) for income taxes	1,742	1,517	225	—
Profit of consolidated companies	6,462	6,634	678	(850)

Equity in profit (loss) of unconsolidated affiliated companies	31	42	—	(11)	4

Profit of consolidated and affiliated companies	6,493	6,676	678	(861)

Less: Profit (loss) attributable to noncontrolling interests	4	3	12	(11)	5

Profit [6]	$6,489	$6,673	$666	$(850)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,004	$6,042	$962	$—
Receivables – trade and other	8,856	3,710	519	4,627	[1,2]
Receivables – finance	9,013	—	13,902	(4,889)	2
Prepaid expenses and other current assets	2,642	2,488	290	(136)	3
Inventories	16,270	16,270	—	—
Total current assets	43,785	28,510	15,673	(398)

Property, plant and equipment – net	12,028	8,186	3,842	—
Long-term receivables – trade and other	1,265	418	339	508	[1,2]
Long-term receivables – finance	12,013	—	12,552	(539)	2
Noncurrent deferred and refundable income taxes	2,213	2,755	115	(657)	4
Intangible assets	758	758	—	—
Goodwill	5,288	5,288	—	—
Other assets	4,593	3,882	1,892	(1,181)	5
Total assets	$81,943	$49,797	$34,413	$(2,267)

Liabilities
Current liabilities:
Short-term borrowings	$5,957	$3	$5,954	$—
Accounts payable	8,689	8,657	294	(262)	6
Accrued expenses	4,080	3,687	393	—
Accrued wages, salaries and employee benefits	2,313	2,264	49	—
Customer advances	1,860	1,860	—	—
Dividends payable	620	620	—	—
Other current liabilities	2,690	2,215	635	(160)	[4,7]
Long-term debt due within one year	5,322	120	5,202	—
Total current liabilities	31,531	19,426	12,527	(422)

Long-term debt due after one year	25,714	9,529	16,216	(31)	8
Liability for postemployment benefits	4,203	4,203	—	—
Other liabilities	4,604	3,677	1,638	(711)	4
Total liabilities	66,052	36,835	30,381	(1,164)

Shareholders’ equity
Common stock	6,560	6,560	905	(905)	9
Treasury stock	(31,748)	(31,748)	—	—
Profit employed in the business	43,514	39,435	4,068	11	9
Accumulated other comprehensive income (loss)	(2,457)	(1,310)	(1,147)	—
Noncontrolling interests	22	25	206	(209)	9
Total shareholders’ equity	15,891	12,962	4,032	(1,103)
Total liabilities and shareholders’ equity	$81,943	$49,797	$34,413	$(2,267)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,254	$8,428	$826	$—
Receivables – trade and other	8,477	3,279	435	4,763	[1,2]
Receivables – finance	8,898	—	13,828	(4,930)	2
Prepaid expenses and other current assets	2,788	2,567	358	(137)	3
Inventories	14,038	14,038	—	—
Total current assets	43,455	28,312	15,447	(304)

Property, plant and equipment – net	12,090	8,172	3,918	—
Long-term receivables – trade and other	1,204	375	204	625	[1,2]
Long-term receivables – finance	12,707	—	13,358	(651)	2
Noncurrent deferred and refundable income taxes	1,840	2,396	105	(661)	4
Intangible assets	1,042	1,042	—	—
Goodwill	6,324	6,324	—	—
Other assets	4,131	3,388	1,952	(1,209)	5
Total assets	$82,793	$50,009	$34,984	$(2,200)

Liabilities
Current liabilities:
Short-term borrowings	$5,404	$9	$5,395	$—
Accounts payable	8,154	8,079	242	(167)	6
Accrued expenses	3,757	3,385	372	—
Accrued wages, salaries and employee benefits	2,242	2,186	56	—
Customer advances	1,087	1,086	1	—
Dividends payable	595	595	—	—
Other current liabilities	2,256	1,773	642	(159)	[4,7]
Long-term debt due within one year	6,352	45	6,307	—
Total current liabilities	29,847	17,158	13,015	(326)

Long-term debt due after one year	26,033	9,772	16,287	(26)	8
Liability for postemployment benefits	5,592	5,592	—	—
Other liabilities	4,805	4,106	1,425	(726)	4
Total liabilities	66,277	36,628	30,727	(1,078)

Shareholders’ equity
Common stock	6,398	6,398	919	(919)	9
Treasury stock	(27,643)	(27,643)	—	—
Profit employed in the business	39,282	35,390	3,881	11	9
Accumulated other comprehensive income (loss)	(1,553)	(799)	(754)	—
Noncontrolling interests	32	35	211	(214)	9
Total shareholders’ equity	16,516	13,381	4,257	(1,122)
Total liabilities and shareholders’ equity	$82,793	$50,009	$34,984	$(2,200)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,704	$6,531	$655	$(482)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,219	1,439	780	—
Actuarial (gain) loss on pension and postretirement benefits	(606)	(606)	—	—
Provision (benefit) for deferred income taxes	(377)	(368)	(9)	—
Goodwill impairment charge	925	925	—	—
Other	701	452	(205)	454	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(220)	(390)	143	27	[2,3]
Inventories	(2,589)	(2,572)	—	(17)	2
Accounts payable	798	811	82	(95)	2
Accrued expenses	317	274	43	—
Accrued wages, salaries and employee benefits	90	97	(7)	—
Customer advances	768	769	(1)	—
Other assets – net	(210)	(183)	(35)	8	2
Other liabilities – net	(754)	(821)	71	(4)	2
Net cash provided by (used for) operating activities	7,766	6,358	1,517	(109)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,296)	(1,279)	(20)	3	2
Expenditures for equipment leased to others	(1,303)	(19)	(1,310)	26	2
Proceeds from disposals of leased assets and property, plant and equipment	830	78	764	(12)	2
Additions to finance receivables	(13,239)	—	(14,223)	984	3
Collections of finance receivables	13,177	—	14,052	(875)	3
Net intercompany purchased receivables	—	—	492	(492)	3
Proceeds from sale of finance receivables	57	—	57	—
Net intercompany borrowings	—	—	9	(9)	4
Investments and acquisitions (net of cash acquired)	(88)	(88)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from sale of securities	2,383	1,948	435	—
Investments in securities	(3,077)	(2,549)	(528)	—
Other – net	14	98	(84)	—
Net cash provided by (used for) investing activities	(2,541)	(1,810)	(356)	(375)
Cash flow from financing activities:
Dividends paid	(2,440)	(2,440)	(475)	475	5
Common stock issued, including treasury shares reissued	51	51	—	—
Common shares repurchased	(4,230)	(4,230)	—	—
Net intercompany borrowings	—	(9)	—	9	4
Proceeds from debt issued > 90 days	6,674	—	6,674	—
Payments on debt > 90 days	(7,728)	(25)	(7,703)	—
Short-term borrowings – net < 90 days	402	(138)	540	—
Other – net	(10)	(10)	—	—
Net cash provided by (used for) financing activities	(7,281)	(6,801)	(964)	484
Effect of exchange rate changes on cash	(194)	(131)	(63)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,250)	(2,384)	134	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$7,013	$6,049	$964	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,493	$6,676	$678	$(861)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,352	1,550	802	—
Actuarial (gain) loss on pension and postretirement benefits	(833)	(833)	—	—
Provision (benefit) for deferred income taxes	(383)	(329)	(54)	—
Other	216	131	(209)	294	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(1,259)	(463)	47	(843)	[2,3]
Inventories	(2,586)	(2,581)	—	(5)	2
Accounts payable	2,041	2,015	49	(23)	2
Accrued expenses	196	288	(92)	—
Accrued wages, salaries and employee benefits	1,107	1,066	41	—
Customer advances	34	33	1	—
Other assets – net	(97)	(200)	25	78	2
Other liabilities – net	(83)	(176)	132	(39)	2
Net cash provided by (used for) operating activities	7,198	7,177	1,420	(1,399)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,093)	(1,088)	(16)	11	2
Expenditures for equipment leased to others	(1,379)	(41)	(1,347)	9	2
Proceeds from disposals of leased assets and property, plant and equipment	1,265	186	1,095	(16)	2
Additions to finance receivables	(13,002)	—	(13,845)	843	3
Collections of finance receivables	12,430	—	13,337	(907)	3
Net intercompany purchased receivables	—	—	(609)	609	3
Proceeds from sale of finance receivables	51	—	51	—
Net intercompany borrowings	—	1,000	5	(1,005)	4
Investments and acquisitions (net of cash acquired)	(490)	(490)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	36	36	—	—
Proceeds from sale of securities	785	274	511	—
Investments in securities	(1,766)	(1,189)	(577)	—
Other – net	79	81	(2)	—
Net cash provided by (used for) investing activities	(3,084)	(1,231)	(1,397)	(456)
Cash flow from financing activities:
Dividends paid	(2,332)	(2,332)	(850)	850	5
Common stock issued, including treasury shares reissued	135	135	—	—
Common shares repurchased	(2,668)	(2,668)	—	—
Net intercompany borrowings	—	(5)	(1,000)	1,005	4
Proceeds from debt issued > 90 days	6,989	494	6,495	—
Payments on debt > 90 days	(9,796)	(1,919)	(7,877)	—
Short-term borrowings – net < 90 days	3,488	(1)	3,489	—
Other – net	(4)	(4)	—	—
Net cash provided by (used for) financing activities	(4,188)	(6,300)	257	1,855
Effect of exchange rate changes on cash	(29)	(35)	6	—
Increase (decrease) in cash, cash equivalents and restricted cash	(103)	(389)	286	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$9,263	$8,433	$830	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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